                                                               EXHIBIT 1-A(5)(b)

KEMPER INVESTORS LIFE INSURANCE COMPANY
A STOCK LIFE INSURANCE COMPANY
1 KEMPER DRIVE
LONG GROVE, ILLINOIS 60049-0001                             [ZURICH KEMPER LOGO]






LIVES INSURED:      JOHN  DOE                       ISSUE AGE:       35
                    JANE DOE                                         35

EFFECTIVE DATE:     JAN 01 1999                     POLICY NO:  0000000

SINGLE PREMIUM:  $  10,000                          INITIAL SPECIFIED
                                                    AMOUNT: $   100,000



RIGHT TO CANCEL - At any time within 10 days of receiving this policy, you may return it to us or to the agent through whom it was purchased. Immediately upon our receipt, this policy will be voided as if it had never been in force. Within ten days we will pay an amount equal to premiums paid for this policy less any Debt.

On the Maturity Date, if either of the Lives Insured is living and this policy is in force, we will pay the Net Surrender Value to you. If both Lives Insured die prior to the Maturity Date and this policy is in force, we will pay to the beneficiary the death benefit in force at the time of the Surviving Insured's death. Payment made to you or to the beneficiary will be made subject to the terms of this policy.

This policy is issued in consideration of the attached application and payment of the single premium. The provisions on this cover and the pages that follow are part of this policy.

Signed for Kemper Investors Life Insurance Company at its home office in Long Grove, Illinois.






               Secretary                          President

SURVIVORSHIP, MODIFIED SINGLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY PAYABLE ON THE SECOND DEATH

NON-PARTICIPATING

TO THE EXTENT ALLOCATIONS ARE MADE TO THE SUBACCOUNTS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This is a legal contract between the owner and Kemper Investors Life Insurance Company.

READ THIS POLICY CAREFULLY.



Policy Form No. L-8388

TABLE OF CONTENTS                                                                     PAGE NO.
SETTLEMENT/ANNUITY OPTION TABLE                                                Follows Page 16

APPLICATION                                                      Follows Policy Specifications

POLICY SPECIFICATIONS                                                Follows Table of Contents

ENDORSEMENTS, if any                                           Follows Settlement Option Table

DEFINITIONS                                                                                1-2

GENERAL PROVISIONS                                                                         3-4
    The Policy                                                                               3
    Modification of Policy                                                                   3
    Contestability                                                                           3
    Misstatement of Age and/or Sex                                                           3
    Suicide                                                                                  3
    Effective Date of Coverage                                                               3
    Termination                                                                              3
    Assignment                                                                               3
    Due Proof of Death                                                                       3
    Reserves, Cash Values and Benefits                                                       4
    Tax Treatment                                                                            4
    Non-Participating                                                                        4
    Reports                                                                                  4

OWNERSHIP PROVISIONS                                                                       4-5
    Owners of Policy                                                                         4
    Change of Ownership                                                                      4
    Beneficiary Designation and Change of Beneficiary                                      4-5
    Death of Beneficiary                                                                     5

DEATH BENEFIT PROVISIONS                                                                     5
    Payment of Death Benefits                                                                5
    Amount Payable Upon Death                                                                5
    Deferment of Death Benefits                                                              5

PREMIUM PROVISIONS                                                                         5-7
    Initial Premium                                                                          5
    Additional Premium                                                                       6
    Place of Payment                                                                         6
    Premium Allocation                                                                       6
    Grace Period                                                                             6
    Reinstatement                                                                          6-7

VARIABLE ACCOUNT PROVISIONS                                                                7-9
    Separate Account                                                                         7
    Liabilities of Separate Account                                                          7
    Separate Account Value                                                                   7
    Subaccounts                                                                              7
    Subaccount Value                                                                       7-8
    Fund                                                                                     8
    Rights Reserved By The Company                                                           8
    Accumulation Unit Value                                                                  8
    Investment Experience Factor                                                             9

NON FORFEITURE PROVISIONS                                                                 9-10
    Cash Value                                                                               9
    Monthly Deduction                                                                        9
    Cost of Insurance                                                                        9
    Cost of Insurance Rate                                                                  10
    Riders                                                                                  10
    Mortality and Expense Charge                                                            10
    Insufficient Net Surrender Value Status                                                 10

TRANSFER, WITHDRAWAL AND LOAN PROVISIONS                                                 10-12
    Transfers                                                                               10
    Withdrawals                                                                             11
    Effect of a Withdrawal                                                                  11
    Withdrawal Charges                                                                      11
    Policy Loans                                                                            11
    Policy Loan Interest                                                                 11-12


L-8388

    Policy Loan Repayment                                                                   12
    Effect of Policy Loans                                                                  12
    Transfer, Withdrawal and Loan Provisions                                                12
    Deferment of Withdrawal Transfer or Loan                                                12

SETTLEMENT OPTIONS                                                                       12-14
    Election of Settlement Options                                                          13
    Fixed Installment Annuity                                                               13
    Life Annuity                                                                            13
    Life Annuity with Installments Guaranteed                                               13
    Joint and Survivor Annuity                                                              14

OTHER OPTIONS                                                                               14
    Variable Payment Options                                                                14
    Annuity Unit Value                                                                   14-15
    Fixed Payout Option                                                                     15
    Transfers During Payout Period                                                       15-16
    Supplementary Agreement                                                                 16
    Date of First Payment                                                                   16
    Evidence of Age, Sex and Survival                                                       16
    Misstatement of Age or Sex                                                              16
    Basis of Annuity Option's                                                               16
    Creditors                                                                               16



L-8388

                              POLICY SPECIFICATIONS



         LIVES INSURED              JOHN DOE       ISSUE AGE         35
                                    JANE DOE                         35

         EFFECTIVE DATE             JAN 01 1999    POLICY NUMBER     0000000

         INITIAL SPECIFIED AMOUNT   $100,000       DATE OF ISSUE     JAN 01 1999




                              COVERAGE INFORMATION


                                   RATE        INITIAL
                                   CLASS      SPECIFIED                 MONTHLY
         BENEFIT DESCRIPTION      PERCENT       AMOUNT  MATURITY DATE    RATE

         MODIFIED SINGLE PREMIUM
         VARIABLE LIFE*             100       $100,000  [JAN 01 2064] SEE PAGE D









         * IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN IF PREMIUMS PAID ARE INSUFFICIENT TO CONTINUE THE COVERAGE TO SUCH DATE. EVEN IF COVERAGE CONTINUES TO THE MATURITY DATE, THERE MAY BE NO SURRENDER VALUE TO BE PAID ON THAT DATE.





                               PREMIUM INFORMATION



         SINGLE PREMIUM                        [ $10,000 ]


         INSURED RATE CLASS                    STANDARD TOBACCO/NON-TOBACCO

                                                                          PAGE A

8388

                              POLICY SPECIFICATIONS



         LIVES INSURED     JOHN DOE         ISSUE AGE                    35
                           JANE DOE                                      35


         EFFECTIVE DATE    JAN 01 1999      POLICY NUMBER               [000000]


         DEDUCTION DAY                      DAY 01 OF EACH MONTH

         DEDUCTION PERIOD                   [65 YEARS, 00 MONTHS]

         MINIMUM SPECIFIED AMOUNT AFTER
         WITHDRAWAL                         [$10,000]

         MINIMUM WITHDRAWAL AMOUNT          [$100.00]

         MINIMUM NET SURRENDER VALUE AFTER
         WITHDRAWAL                         [$5,000]

         MINIMUM LOAN AMOUNT                [$1,000.00]

         POLICY LOAN INTEREST CHARGED       [ 5.50% ]

         GUARANTEED POLICY LOAN INTEREST    [ 3.50% ]
         CREDITED

         MINIMUM PREMIUM                    [$10,000.00]

         IRC SECTION 7702 TEST              GUIDELINE PREMIUM


                         TABLE OF DEATH BENEFIT FACTORS

        ATTAINED                    ATTAINED                   ATTAINED                    ATTAINED
          AGE*       PERCENT          AGE*        PERCENT        AGE*        PERCENT         AGE*         PERCENT

          0-40         250             50           185           60           130            70            115
           41          243             51           178           61           128            71            113
           42          236             52           171           62           126            72            111
           43          229             53           164           63           124            73            109
           44          222             54           157           64           122            74            107
           45          215             55           150           65           120          75-90           105
           46          209             56           146           66           119            91            104
           47          203             57           142           67           118            92            103
           48          197             58           138           68           117            93            102
           49          191             59           134           69           116            94            101
                                                                                             95+            100




               *ATTAINED AGE IS THE AGE ON LAST BIRTHDAY AS OF THE
                         BEGINNING OF THE POLICY YEAR.


                                                                          PAGE B

8388

                              POLICY SPECIFICATIONS


         LIVES INSURED              JOHN DOE          ISSUE AGE        35
                                    JANE DOE                           35


         EFFECTIVE DATE             JAN 01 1999       POLICY NUMBER   [000000]


         SEPARATE ACCOUNT                             INITIAL PREMIUM ALLOCATION

         KEMPER AGGRESSIVE GROWTH PORTFOLIO                     100%
         KEMPER TECHNOLOGY GROWTH PORTFOLIO
         KEMPER-DREMAN FINANCIAL SERVICES PORTFOLIO
         KEMPER SMALL CAP GROWTH PORTFOLIO
         KEMPER SMALL CAP VALUE PORTFOLIO
         KEMPER-DREMAN HIGH RETURN EQUITY PORTFOLIO
         KEMPER INTERNATIONAL PORTFOLIO
         KEMPER INTERNATIONAL GROWTH & INCOME PORTFOLIO
         KEMPER GLOBAL BLUE CHIP PORTFOLIO
         KEMPER GROWTH PORTFOLIO
         KEMPER CONTRARIAN VALUE PORTFOLIO
         KEMPER BLUE CHIP PORTFOLIO
         KEMPER VALUE+GROWTH PORTFOLIO
         KEMPER INDEX 500 PORTFOLIO
         KEMPER HORIZON 20+ PORTFOLIO
         KEMPER TOTAL RETURN PORTFOLIO
         KEMPER HORIZON 10+ PORTFOLIO
         KEMPER HIGH YIELD PORTFOLIO
         KEMPER HORIZON 5 PORTFOLIO
         KEMPER GLOBAL INCOME PORTFOLIO
         KEMPER INVESTMENT GRADE BOND PORTFOLIO
         KEMPER GOVERNMENT SECURITIES PORTFOLIO
         KEMPER MONEY MARKET PORTFOLIO
         SCUDDER VLIF GLOBAL DISCOVERY PORTFOLIO
         SCUDDER VLIF GROWTH AND INCOME PORTFOLIO
         SCUDDER VLIF INTERNATIONAL PORTFOLIO
         SCUDDER VLIF CAPITAL GROWTH PORTFOLIO
         WARBURG EMERGING MARKETS PORTFOLIO
         WARBURG POST-VENTURE CAPITAL PORTFOLIO



         ASSET BASED CHARGES ARE ASSESSED FOR THE ABOVE DIVISIONS. FOR A COMPLETE DISCUSSION OF ASSET BASED CHARGES, PLEASE REFER TO SCHEDULE 1.


                                                                          PAGE C

8388

                              POLICY SPECIFICATIONS

         LIVES INSURED              JOHN DOE      ISSUE AGE           35
                                    JANE DOE                          35

         EFFECTIVE DATE             JAN 01 1999   POLICY NUMBER      [000000]

         TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES* PER $1,000

               ATTAINED           NON-                                  ATTAINED          NON-
                 AGE            TOBACCO           TOBACCO                 AGE           TOBACCO            TOBACCO
         ----------------------------------------------------------------------------------------------------------------

                  0            0.219480           0.219480                50           0.428690           0.837880
                  1            0.085880           0.085880                51           0.468090           0.916270
                  2            0.082540           0.082540                52           0.513380           1.004870
                  3            0.080880           0.080880                53           0.565410           1.105400
                  4            0.077540           0.077540                54           0.623350           1.215380
                  5            0.073370           0.073370                55           0.688070           1.333150
                  6            0.069200           0.069200                56           0.758730           1.457890
                  7            0.065030           0.065030                57           0.833670           1.589640
                  8            0.062530           0.062530                58           0.917110           1.728430
                  9            0.061690           0.061690                59           1.010780           1.877720
                  10           0.062530           0.062530                60           1.115550           2.044410
                  11           0.067530           0.067530                61           1.232310           2.232910
                  12           0.076700           0.076700                62           1.367070           2.445950
                  13           0.089220           0.089220                63           1.519910           2.684600
                  14           0.103400           0.103400                64           1.690090           2.946500
                  15           0.113420           0.146810                65           1.876860           3.224930
                  16           0.123430           0.163510                66           2.079500           3.517450
                  17           0.130940           0.175200                67           2.297270           3.821590
                  18           0.135950           0.184390                68           2.534600           4.141890
                  19           0.139290           0.190240                69           2.798580           4.490890
                  20           0.140130           0.193580                70           3.098170           4.877870
                  21           0.138460           0.193580                71           3.441600           5.314990
                  22           0.135950           0.190240                72           3.839990           5.812080
                  23           0.132610           0.186890                73           4.293280           6.366660
                  24           0.129280           0.181880                74           4.794460           6.979050
                  25           0.125100           0.176030                75           5.333740           7.638620
                  26           0.122600           0.172690                76           5.907380           8.318710
                  27           0.120930           0.171020                77           6.511600           9.007620
                  28           0.120090           0.171020                78           7.150730           9.710250
                  29           0.120090           0.173530                79           7.845900           10.451730
                  30           0.120930           0.177710                80           8.620930           11.258160
                  31           0.123430           0.183550                81           9.498890           12.154910
                  32           0.126770           0.191070                82           10.501350          13.160810
                  33           0.131780           0.201100                83           11.628210          14.262960
                  34           0.137620           0.212790                84           12.862100          15.427670
                  35           0.144300           0.227000                85           14.178860          16.617240
                  36           0.151820           0.243720                86           15.565070          17.803170
                  37           0.161840           0.264620                87           17.002260          19.039280
                  38           0.172690           0.288040                88           18.486430          20.348230
                  39           0.184390           0.314810                89           20.041320          21.671680
                  40           0.198590           0.345780                90           21.693700          23.030110
                  41           0.213630           0.379270                91           23.488560          24.468300
                  42           0.229510           0.416120                92           25.504290          26.169550
                  43           0.247060           0.456350                93           27.961930          28.406850
                  44           0.266290           0.500790                94           31.383850          31.563380
                  45           0.288040           0.547780                95           36.798270          36.798270
                  46           0.311460           0.596470                96           46.588990          46.588990
                  47           0.336570           0.649400                97           67.043870          67.043870
                  48           0.364190           0.706570                98           83.333330          83.333330
                  49           0.394340           0.768830                99           83.333330          83.333330

         *THE GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES SHALL BE THE RATES SHOWN IN THE TABLE ABOVE MULTIPLIED BY THE APPROPRIATE RATE CLASS PERCENT. THIS PERCENT IS SHOWN ON PAGE 1 OF THE POLICY SPECIFICATIONS. THE RATES ACTUALLY CHARGED MAY BE REDUCED IN ACCORDANCE WITH THE COST OF INSURANCE RATE SECTION.



                                                                        PAGE D

8388



          ------------------------------------------------------------
                                MALE NON-TOBACCO
          ------------------------------------------------------------
             ATTAINED                                  ATTAINED
               AGE                                       AGE
          ------------------------------ -----------------------------
               0            0.219480      50           0.428690
          ------------------------------ -----------------------------
               1            0.085880      51           0.468090
          ------------------------------ -----------------------------
               2            0.082540      52           0.513380
          ------------------------------ -----------------------------
               3            0.080880      53           0.565410
          ------------------------------ -----------------------------
               4            0.077540      54           0.623350
          ------------------------------ -----------------------------
               5            0.073370      55           0.688070
          ------------------------------ -----------------------------
               6            0.069200      56           0.758730
          ------------------------------ -----------------------------
               7            0.065030      57           0.833670
          ------------------------------ -----------------------------
               8            0.062530      58           0.917110
          ------------------------------ -----------------------------
               9            0.061690      59           1.010780
          ------------------------------ -----------------------------
              10            0.062530      60           1.115550
          ------------------------------ -----------------------------
              11            0.067530      61           1.232310
          ------------------------------ -----------------------------
              12            0.076700      62           1.367070
          ------------------------------ -----------------------------
              13            0.089220      63           1.519910
          ------------------------------ -----------------------------
              14            0.103400      64           1.690090
          ------------------------------ -----------------------------
              15            0.113420      65           1.876860
          ------------------------------ -----------------------------
              16            0.123430      66           2.079500
          ------------------------------ -----------------------------
              17            0.130940      67           2.297270
          ------------------------------ -----------------------------
              18            0.135950      68           2.534600
          ------------------------------ -----------------------------
              19            0.139290      69           2.798580
          ------------------------------ -----------------------------
              20            0.140130      70           3.098170
          ------------------------------ -----------------------------
              21            0.138460      71           3.441600
          ------------------------------ -----------------------------
              22            0.135950      72           3.839990
          ------------------------------ -----------------------------
              23            0.132610      73           4.293280
          ------------------------------ -----------------------------
              24            0.129280      74           4.794460
          ------------------------------ -----------------------------
              25            0.125100      75           5.333740
          ------------------------------ -----------------------------
              26            0.122600      76           5.907380
          ------------------------------ -----------------------------
              27            0.120930      77           6.511600
          ------------------------------ -----------------------------
              28            0.120090      78           7.150730
          ------------------------------ -----------------------------
              29            0.120090      79           7.845900
          ------------------------------ -----------------------------
              30            0.120930      80           8.620930
          ------------------------------ -----------------------------
              31            0.123430      81           9.498890
          ------------------------------ -----------------------------
              32            0.126770      82          10.501350
          ------------------------------ -----------------------------
              33            0.131780      83          11.628210
          ------------------------------ -----------------------------
              34            0.137620      84          12.862100
          ------------------------------ -----------------------------
              35            0.144300      85          14.178860
          ------------------------------ -----------------------------
              36            0.151820      86          15.565070
          ------------------------------ -----------------------------
              37            0.161840      87          17.002260
          ------------------------------ -----------------------------
              38            0.172690      88          18.486430
          ------------------------------ -----------------------------
              39            0.184390      89          20.041320
          ------------------------------ -----------------------------
              40            0.198590      90          21.693700
          ------------------------------ -----------------------------
              41            0.213630      91          23.488560
          ------------------------------ -----------------------------
              42            0.229510      92          25.504290
          ------------------------------ -----------------------------
              43            0.247060      93          27.961930
          ------------------------------ -----------------------------
              44            0.266290      94          31.383850
          ------------------------------ -----------------------------
              45            0.288040      95          36.798270
          ------------------------------ -----------------------------
              46            0.311460      96          46.588990
          ------------------------------ -----------------------------
              47            0.336570      97          67.043870
          ------------------------------ -----------------------------
              48            0.364190      98          83.333330
          ------------------------------ -----------------------------
              49            0.394340      99          83.333330
          ------------------------------ -----------------------------

                                                                          Page E

8388/GUAR



          ------------------------------------------------------------
                                  MALE TOBACCO
          ------------------------------------------------------------
            ATTAINED                                  ATTAINED
              AGE                                       AGE
          ------------------------------ -----------------------------
              0             0.219480      50          0.837880
          ------------------------------ -----------------------------
              1             0.085880      51          0.916270
          ------------------------------ -----------------------------
              2             0.082540      52          1.004870
          ------------------------------ -----------------------------
              3             0.080880      53          1.105400
          ------------------------------ -----------------------------
              4             0.077540      54          1.215380
          ------------------------------ -----------------------------
              5             0.073370      55          1.333150
          ------------------------------ -----------------------------
              6             0.069200      56          1.457890
          ------------------------------ -----------------------------
              7             0.065030      57          1.589640
          ------------------------------ -----------------------------
              8             0.062530      58          1.728430
          ------------------------------ -----------------------------
              9             0.061690      59          1.877720
          ------------------------------ -----------------------------
             10             0.062530      60          2.044410
          ------------------------------ -----------------------------
             11             0.067530      61          2.232910
          ------------------------------ -----------------------------
             12             0.076700      62          2.445950
          ------------------------------ -----------------------------
             13             0.089220      63          2.684600
          ------------------------------ -----------------------------
             14             0.103400      64          2.946500
          ------------------------------ -----------------------------
             15             0.146810      65          3.224930
          ------------------------------ -----------------------------
             16             0.163510      66          3.517450
          ------------------------------ -----------------------------
             17             0.175200      67          3.821590
          ------------------------------ -----------------------------
             18             0.184390      68          4.141890
          ------------------------------ -----------------------------
             19             0.190240      69          4.490890
          ------------------------------ -----------------------------
             20             0.193580      70          4.877870
          ------------------------------ -----------------------------
             21             0.193580      71          5.314990
          ------------------------------ -----------------------------
             22             0.190240      72          5.812080
          ------------------------------ -----------------------------
             23             0.186890      73          6.366660
          ------------------------------ -----------------------------
             24             0.181880      74          6.979050
          ------------------------------ -----------------------------
             25             0.176030      75          7.638620
          ------------------------------ -----------------------------
             26             0.172690      76          8.318710
          ------------------------------ -----------------------------
             27             0.171020      77          9.007620
          ------------------------------ -----------------------------
             28             0.171020      78          9.710250
          ------------------------------ -----------------------------
             29             0.173530      79         10.451730
          ------------------------------ -----------------------------
             30             0.177710      80         11.258160
          ------------------------------ -----------------------------
             31             0.183550      81         12.154910
          ------------------------------ -----------------------------
             32             0.191070      82         13.160810
          ------------------------------ -----------------------------
             33             0.201100      83         14.262960
          ------------------------------ -----------------------------
             34             0.212790      84         15.247670
          ------------------------------ -----------------------------
             35             0.227000      85         16.617240
          ------------------------------ -----------------------------
             36             0.243720      86         17.803170
          ------------------------------ -----------------------------
             37             0.264620      87         19.039280
          ------------------------------ -----------------------------
             38             0.288040      88         20.348230
          ------------------------------ -----------------------------
             39             0.314810      89         21.671680
          ------------------------------ -----------------------------
             40             0.345780      90         23.030110
          ------------------------------ -----------------------------
             41             0.379270      91         24.468300
          ------------------------------ -----------------------------
             42             0.416120      92         26.169550
          ------------------------------ -----------------------------
             43             0.456350      93         28.406850
          ------------------------------ -----------------------------
             44             0.500790      94         31.563380
          ------------------------------ -----------------------------
             45             0.547780      95         36.798270
          ------------------------------ -----------------------------
             46             0.596470      96         46.588990
          ------------------------------ -----------------------------
             47             0.649400      97         67.043870
          ------------------------------ -----------------------------
             48             0.706570      98         83.333330
          ------------------------------ -----------------------------
             49             0.768830      99         83.333330
          ------------------------------ -----------------------------

                                                                          Page F

8388/GUAR



          ------------------------------------------------------------
                               FEMALE NON-TOBACCO
          ------------------------------------------------------------
            ATTAINED                                  ATTAINED
              AGE                                       AGE
          ------------------------------ -----------------------------
              0             0.156830      50          0.362520
          ------------------------------ -----------------------------
              1             0.070030      51          0.390150
          ------------------------------ -----------------------------
              2             0.066700      52          0.421990
          ------------------------------ -----------------------------
              3             0.065030      53          0.457190
          ------------------------------ -----------------------------
              4             0.064190      54          0.493240
          ------------------------------ -----------------------------
              5             0.062530      55          0.531830
          ------------------------------ -----------------------------
              6             0.060860      56          0.570440
          ------------------------------ -----------------------------
              7             0.059190      57          0.608230
          ------------------------------ -----------------------------
              8             0.058360      58          0.646040
          ------------------------------ -----------------------------
              9             0.057520      59          0.688910
          ------------------------------ -----------------------------
             10             0.056690      60          0.739370
          ------------------------------ -----------------------------
             11             0.058360      61          0.801660
          ------------------------------ -----------------------------
             12             0.060860      62          0.879170
          ------------------------------ -----------------------------
             13             0.064190      63          0.974480
          ------------------------------ -----------------------------
             14             0.068360      64          1.081730
          ------------------------------ -----------------------------
             15             0.071700      65          1.197600
          ------------------------------ -----------------------------
             16             0.075040      66          1.317890
          ------------------------------ -----------------------------
             17             0.077540      67          1.440910
          ------------------------------ -----------------------------
             18             0.080040      68          1.568370
          ------------------------------ -----------------------------
             19             0.082540      69          1.710530
          ------------------------------ -----------------------------
             20             0.084210      70          1.877720
          ------------------------------ -----------------------------
             21             0.085880      71          2.082070
          ------------------------------ -----------------------------
             22             0.086720      72          2.333340
          ------------------------------ -----------------------------
             23             0.088380      73          2.635430
          ------------------------------ -----------------------------
             24             0.090050      74          2.984600
          ------------------------------ -----------------------------
             25             0.091720      75          3.376280
          ------------------------------ -----------------------------
             26             0.094220      76          3.802330
          ------------------------------ -----------------------------
             27             0.095890      77          4.261570
          ------------------------------ -----------------------------
             28             0.098400      78          4.761660
          ------------------------------ -----------------------------
             29             0.101730      79          5.319450
          ------------------------------ -----------------------------
             30             0.104240      80          5.958680
          ------------------------------ -----------------------------
             31             0.107580      81          6.700420
          ------------------------------ -----------------------------
             32             0.110910      82          7.564140
          ------------------------------ -----------------------------
             33             0.115090      83          8.550150
          ------------------------------ -----------------------------
             34             0.120090      84          9.651690
          ------------------------------ -----------------------------
             35             0.125940      85         10.861090
          ------------------------------ -----------------------------
             36             0.134280      86         12.174410
          ------------------------------ -----------------------------
             37             0.144300      87         13.594640
          ------------------------------ -----------------------------
             38             0.155160      88         15.128280
          ------------------------------ -----------------------------
             39             0.166850      89         16.793990
          ------------------------------ -----------------------------
             40             0.181050      90         18.613420
          ------------------------------ -----------------------------
             41             0.196080      91         20.640050
          ------------------------------ -----------------------------
             42             0.211120      92         22.968510
          ------------------------------ -----------------------------
             43             0.226170      93         25.797340
          ------------------------------ -----------------------------
             44             0.241210      94         29.586210
          ------------------------------ -----------------------------
             45             0.257930      95         35.366190
          ------------------------------ -----------------------------
             46             0.275490      96         45.525080
          ------------------------------ -----------------------------
             47             0.294730      97         66.318680
          ------------------------------ -----------------------------
             48             0.314810      98         83.333330
          ------------------------------ -----------------------------
             49             0.337410      99         83.333330
          ------------------------------ -----------------------------

                                                                          Page G

8388/GUAR



          ------------------------------------------------------------
                                 FEMALE TOBACCO
          ------------------------------------------------------------
            ATTAINED                                  ATTAINED
              AGE                                       AGE
          ------------------------------ -----------------------------
              0             0.156830      50          0.566250
          ------------------------------ -----------------------------
              1             0.070030      51          0.607390
          ------------------------------ -----------------------------
              2             0.066700      52          0.654440
          ------------------------------ -----------------------------
              3             0.065030      53          0.706570
          ------------------------------ -----------------------------
              4             0.064190      54          0.759570
          ------------------------------ -----------------------------
              5             0.062530      55          0.814290
          ------------------------------ -----------------------------
              6             0.060860      56          0.868210
          ------------------------------ -----------------------------
              7             0.059190      57          0.918800
          ------------------------------ -----------------------------
              8             0.058360      58          0.968570
          ------------------------------ -----------------------------
              9             0.057520      59          1.021750
          ------------------------------ -----------------------------
             10             0.056690      60          1.085110
          ------------------------------ -----------------------------
             11             0.058360      61          1.164600
          ------------------------------ -----------------------------
             12             0.060860      62          1.267040
          ------------------------------ -----------------------------
             13             0.064190      63          1.391670
          ------------------------------ -----------------------------
             14             0.068360      64          1.530960
          ------------------------------ -----------------------------
             15             0.080040      65          1.678160
          ------------------------------ -----------------------------
             16             0.084210      66          1.828210
          ------------------------------ -----------------------------
             17             0.088380      67          1.973420
          ------------------------------ -----------------------------
             18             0.092560      68          2.120610
          ------------------------------ -----------------------------
             19             0.095060      69          2.280960
          ------------------------------ -----------------------------
             20             0.097560      70          2.470900
          ------------------------------ -----------------------------
             21             0.099230      71          2.712220
          ------------------------------ -----------------------------
             22             0.101730      72          3.008860
          ------------------------------ -----------------------------
             23             0.104240      73          3.363220
          ------------------------------ -----------------------------
             24             0.106740      74          3.769070
          ------------------------------ -----------------------------
             25             0.109240      75          4.214910
          ------------------------------ -----------------------------
             26             0.113420      76          4.691660
          ------------------------------ -----------------------------
             27             0.116760      77          5.192770
          ------------------------------ -----------------------------
             28             0.120930      78          5.725870
          ------------------------------ -----------------------------
             29             0.125940      79          6.310570
          ------------------------------ -----------------------------
             30             0.131780      80          6.970840
          ------------------------------ -----------------------------
             31             0.136790      81          7.726990
          ------------------------------ -----------------------------
             32             0.142630      82          8.595770
          ------------------------------ -----------------------------
             33             0.150150      83          9.611100
          ------------------------------ -----------------------------
             34             0.158500      84         10.726950
          ------------------------------ -----------------------------
             35             0.167680      85         11.929990
          ------------------------------ -----------------------------
             36             0.181880      86         13.214160
          ------------------------------ -----------------------------
             37             0.198590      87         14.570110
          ------------------------------ -----------------------------
             38             0.217810      88         16.008410
          ------------------------------ -----------------------------
             39             0.238700      89         17.532150
          ------------------------------ -----------------------------
             40             0.263790      90         19.256820
          ------------------------------ -----------------------------
             41             0.290550      91         21.156900
          ------------------------------ -----------------------------
             42             0.317320      92         23.319700
          ------------------------------ -----------------------------
             43             0.344100      93         25.937870
          ------------------------------ -----------------------------
             44             0.370890      94         29.586210
          ------------------------------ -----------------------------
             45             0.399370      95         35.366190
          ------------------------------ -----------------------------
             46             0.428690      96         45.525080
          ------------------------------ -----------------------------
             47             0.458870      97         66.318680
          ------------------------------ -----------------------------
             48             0.491570      98         83.333330
          ------------------------------ -----------------------------
             49             0.527640      99         83.333330
          ------------------------------ -----------------------------

                                                                          Page H

8388\GUAR

                                   SCHEDULE 1




                             CHARGES AND DEDUCTIONS



--------------------------------------------------------------------------------
                         SCHEDULE OF ASSET BASED CHARGES
--------------------------------------------------------------------------------
Mortality and Expense Charge                                                 .90%

Administration Charge                        .35% annually for Policy Years 1-10
                                     .25% annually for Policy Years 11 and later

Tax Charge                                   .40% annually for Policy Years 1-10



THE ASSET BASED CHARGES WILL BE ASSESSED DAILY ON THE SEPARATE ACCOUNT
VALUE.

The Annual Record Maintenance Charge of $30 is deducted from your Cash Value at the end of the Policy Year and upon policy termination.


----------------------------------------------------------------------------------------------------------
                                SCHEDULE OF PREMIUM WITHDRAWAL CHARGES
----------------------------------------------------------------------------------------------------------
       POLICY YEARS                  SURRENDER             PREMIUM TAX              TOTAL WITHDRAWAL
    ELAPSED SINCE ISSUE                CHARGE                 CHARGE                     CHARGE
----------------------------------------------------------------------------------------------------------
             1                         7.75%                  2.25%                      10.00%
             2                         7.75%                  2.00%                      9.75%
             3                         7.50%                  1.75%                      9.25%
             4                         6.50%                  1.50%                      8.00%
             5                         5.75%                  1.25%                      7.00%
             6                         5.00%                  1.00%                      6.00%
             7                         4.25%                   .75%                      5.00%
             8                         3.50%                   .50%                      4.00%
             9                         2.75%                   .25%                      3.00%
          over 9                         0%                     0%                         0%
----------------------------------------------------------------------------------------------------------



THE WITHDRAWAL CHARGE PERCENTAGES ARE APPLIED AGAINST THE INITIAL PREMIUM AMOUNT. A FREE PARTIAL WITHDRAWAL OF THE GREATER OF 10% OF CASH VALUE OR CASH VALUE LESS PREMIUM PAID IS AVAILABLE EACH YEAR. PREMIUM PAID FOR THIS PURPOSE IS THE PREMIUM SUBJECT TO A WITHDRAWAL CHARGE MINUS WITHDRAWALS PREVIOUSLY ASSESSED A WITHDRAWAL CHARGE.


                                                                          Page I

8388

DEFINITIONS
                                ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount.

                                ACCUMULATION UNIT VALUE - The value of a
                                Subaccount determined for a Valuation Period according to the formula stated in this policy.

                                ADMINISTRATION CHARGE - A charge deducted from the Cash Value for a portion of Our administrative costs.

                                CASH VALUE - The sum of the Separate Account
                                Value plus the Fixed Account Value plus the Loan Account Value.

                                DEBT - The principal of any outstanding loan plus any loan interest due or accrued.

                                DEDUCTION DAY - The Deduction Day is stated in the policy specifications. It is the same day in each month as the Effective Date. It is the day from which policy months are determined.

                                EFFECTIVE DATE - The Effective Date is shown on the front of Your policy. It is the date coverage becomes effective. If the Effective Date would have been the 29th, 30th or 31st of the month, the Effective Date will be the 28th day of that month.

                                FIXED ACCOUNT - The portion of the Cash Value allocated to our General Account, including amounts allocated to the DCA Fixed Account, to be transferred to the Subaccounts under the automatic Dollar Cost Averaging program.

                                FIXED ACCOUNT VALUE - The value of the Fixed
                                Account.

                                FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                                GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account or any other Separate Account.

                                GUIDELINE SINGLE PREMIUM - The Guideline Single Premium as defined in Section 7702 of the Internal Revenue Code.

                                ISSUE AGE - The attained age as of the Life
                                Insured's last birthday on the Effective Date.

                                ISSUE DATE - The issue date stated in the policy specifications. It is the date all requirements for coverage and Premium have been received, and the policy is approved.

                                LIVES INSURED - The persons whose lives are insured under the policy as set forth in the policy specifications.

                                LOAN ACCOUNT - The account established for amounts transferred from the Subaccounts and held in our General Account as security for outstanding Policy Debt.

                                LOAN ACCOUNT VALUE - The value of the Loan
                                Account.

L-8388

L-8388

                                MATURITY DATE - The Maturity Date is stated in the policy specifications. It is the policy anniversary nearest the insured's 100th birthday.

                                MORTALITY AND EXPENSE CHARGE - A charge deducted in the calculation of the accumulation unit value. It is for Our assumption of mortality risks and expense guarantees.

                                NET SURRENDER VALUE - The Surrender Value minus any Debt.

                                OWNER - See "You, Your, Yours" below.

                                POLICY YEAR - Each twelve-month period beginning on the Effective Date and each policy anniversary.


                                PREFERRED LOAN - The portion of any loan as to which the Loan Account is credited a higher rate of interest. The maximum amount available as a Preferred Loan is the Separate Account Value plus the Fixed Account Value minus Premium paid plus any prior withdrawal of premium.


                                PREMIUM - The dollar amount We receive in U.S. currency to buy the benefits this policy provides.

                                RECORDS MAINTENANCE CHARGE - A charge assessed against Your policy as specified in the policy specifications.

                                RECEIVED - Received by Kemper Investors Life
                                Insurance Company at its home office in Long
                                Grove, Illinois.

                                SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Separate Account.

                                SEPARATE ACCOUNT VALUE - The sum of the
                                Subaccount Values of this policy on the
                                Valuation Date.

                                SUBACCOUNTS - The Separate Account has several Subaccounts. The available Subaccounts are stated in the policy specifications.

                                SUBACCOUNT VALUE - The value of each Subaccount calculated separately according to the formula stated in this policy.

                                SURRENDER VALUE - The Surrender Value of this policy is the Cash Value minus any applicable withdrawal charge.

                                SURVIVING INSURED - The second Life Insured to die.

                                TAX CHARGE - A charge deducted from the Cash
                                Value to pay applicable state and local Premium taxes and federal taxes imposed under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code").

                                TRADE DATE - The Trade Date is ten (10) days plus the number of days in your right to cancel period after the Issue Date. It is the date that your initial premium plus any interest will be allocated to the Subaccounts according to your instructions. The right to cancel period is shown on the front of Your policy.

                                VALUATION DATE - Each business day that
                                applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                                VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

                                WE, OUR, US - Kemper Investors Life Insurance Company, Long Grove, Illinois.

                                YOU, YOUR, YOURS - The party(s) named as owner in the application unless later changed as provided in this policy. The owner, prior to the distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this policy.

GENERAL PROVISIONS

THE POLICY                      The policy, the attached application and any
                                supplemental application(s) constitute the entire contract between the parties. All statements made in the application and supplemental application(s) are deemed representations and not warranties. No misstatement will void this policy or be used as a defense of a claim unless it is contained in the application or any supplemental application.

MODIFICATION OF                 Only Our president, secretary and assistant
POLICY                          secretaries have the power to approve a change
                                or waive any provisions of this policy. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of this policy.

CONTESTABILITY                  We cannot contest this policy after it has been
                                in force for two years from the Issue Date.

                                If the policy is reinstated, a new two year contestability period will apply from the Issue Date of the reinstatement and will apply only to statements made in the application for the reinstatement.

MISSTATEMENT OF AGE             If the age and/or sex of the Life Insured was
AND/OR SEX                      misstated, the death benefit and all policy
                                values will be adjusted based on what the initial Premium would have purchased using the correct age and/or sex.

SUICIDE If the first death is by suicide, within two years of the Issue Date or date of reinstatement, whether the Life Insured was sane or insane, We will reissue this policy. The new policy on the Surviving Insured will be a single life permanent policy which is available at time of re-issue. The suicide provision for the new policy will be effective as of the original issue date.

                                If the second death is by suicide, within two years from the Issue Date, whether the Surviving Insured is sane or insane, We will pay only the Premiums paid less any withdrawal and Debt. If the second death occurs by suicide within two years after the date of reinstatement, Our total liability will be limited to Premiums paid less any withdrawals and Debt.

EFFECTIVE DATE                  The Effective Date of coverage under this policy
OF COVERAGE                     is the Effective Date. If the Effective Date
                                would have been the 29th, 30th, or 31st of the month, the Effective Date will be the 28th day of that month. Incontestability and suicide periods are measured from the Effective Date. We will deduct the first monthly deduction on the Effective Date.

TERMINATION                     All coverage under this policy terminates when
                                any one of the following occurs:

                                1.   You request that coverage terminates;

                                2.   The Surviving Insured dies;

                                3.   This policy matures, or

                                4.   The grace period ends and there is Debt
                                     outstanding or you paid 90% of the
                                     Guideline Single Premium.

ASSIGNMENT                      No assignment of this policy is binding unless
                                We receive written notice of the assignment. We assume no responsibility for the validity or sufficiency of any assignment. Once notice of the assignment is recorded, the rights of the owner and beneficiary are subject to the assignment. Any claim is subject to proof of interest of the assignee.

DUE PROOF OF DEATH              The death benefit is payable when the Surviving
                                Insured dies. We must receive written proof of both deaths within sixty days of the death of each of the Lives Insured, or as soon thereafter as is reasonably possible. The proof may be a certified death certificate or any other proof satisfactory to Us.

                                                                          Page 3



L-8388

L-8388

                                                                          Page 4
RESERVES, CASH VALUES         All reserves are equal to or greater than those
AND DEATH BENEFITS            required by statute. Any available Cash Value
                              and death benefit are not less than the minimum benefits required by the statutes of the state in which this policy is delivered.

BASIS OF COMPUTATIONS         A detailed statement of the method of computations
                              of cash values under this policy has been filed with the insurance department of the state in which this policy is delivered. The 1980
                              Commissioner's Standard Ordinary Smoker or
                              Nonsmoker Mortality Tables, Age Last Birthday, is the basis for minimum Cash Values, death benefits, and guaranteed maximum cost of insurance rates under this policy.

TAX TREATMENT                 This policy is intended to qualify as a life
                              insurance policy under the Internal Revenue Code
                              ("Code"). We may return Premiums which would disqualify the policy from tax treatment as a life insurance policy. This policy may be endorsed to reflect any change in the Code and its regulations and rulings. You will receive a copy of any such endorsement. Currently, no charges are made against the Separate Account for federal, state or other taxes that may be attributed to the Separate
                              Account. We may in the future, however, impose charges for federal income taxes attributed to the Separate Account. Charges for other taxes, if any, attributed to this policy may also be made.

NON-PARTICIPATING             This policy does not pay dividends.  It will
                              share in Our surplus or earnings.

REPORTS                       At least once each Policy Year We will send
                              You a statement showing Premiums received, interest credited, investment experience, and charges made since the last report. The report will also show the current death benefit and Cash Value, as well as any other information required by statute.

OWNERSHIP PROVISIONS

OWNERS OF POLICY              The insured is the original policy owner unless
                              otherwise provided in the application. You have the right to cancel or amend this policy if We agree. You may exercise every option and right conferred by this policy including the right of assignment. The joint owners must agree to any change if more than one owner is named.

CHANGE OF OWNERSHIP           You may change the owner by written request at any
                              time during the lifetime of the Surviving Insured.
                              You must furnish information sufficient to clearly identify the new owner to Us. The change is subject to any existing assignment of this policy.
                              When We record the effective date of the change, it will be the date the notice was signed except for action taken by Us prior to receiving the request. Any change is subject to the payment of any proceeds. We may require You to return this policy to Us for endorsement of a change.

BENEFICIARY                   The application for this policy shows the original
DESIGNATION AND               beneficiary. You may change the beneficiary if You
CHANGE OF BENEFICIARY         send Us a written change form. Changes are subject
                              to the following:

                              1. The change must be filed while the Surviving Insured is alive;

                              2. This policy must be in force at the time You file a change;

                              3. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

                              4. Such change will take effect when We receive it;

                              5. After We receive the change, it will take effect on the date the change form was signed. However, action taken by Us before the change form was received will remain in effect; and

                              6.   The request for change must provide
                                   information sufficient to identify the new beneficiary.

                              We may require You to return this policy for endorsement of a change.

DEATH OF BENEFICIARY          The interest of a beneficiary who dies before the
                              insured will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives, or if no beneficiary is named, the distribution will be made to the insured's estate.

                              If a beneficiary dies within ten days of the date of the Surviving Insured's death, the death benefit will be paid as if the Surviving Insured had survived the beneficiary.

DEATH BENEFIT PROVISIONS
PAYMENT OF DEATH              We will pay a death benefit to the beneficiary
BENEFITS                      when We receive due proof of death, if the
                              Surviving Insured dies while this policy is inforce. The return of this policy is required before a payment is made. We will pay the death benefit in a lump sum.

                              Instead of a lump sum payment the beneficiary may elect to have the death benefit distributed under a settlement option. The beneficiary must make this choice within sixty days of the time We receive due proof of death.

AMOUNT PAYABLE                We compute the death benefit at the end of the
UPON DEATH                    Valuation Period following Our receipt of due
                              proof of death of the Surviving Insured and the return of this policy.

                              As long there is positive Net Surrender Value or during the Grace Period, the death benefit is the greater of:

                              1.   the specified amount on the date of the
                                   Surviving Insured's death, and

                              2. the Cash Value on the date of the Surviving Insured's death multiplied by the applicable death benefit factor at the time of death.

                              The death benefit proceeds equal a. minus b. minus c., where:

                              a.   is the death benefit

                              b. is any monthly deductions due during the grace period

                              c.   is any Debt.

                              The initial specified amount and the table of death benefit factors are shown in the policy specifications. The specified amount is the initial specified amount, unless reduced by a withdrawal.

                              If there is no positive Net Surrender Value, no Debt outstanding, you paid 100% of the Guideline Single Premium as your Initial Premium, and your policy is not in the Grace Period, the death benefit will be your total Premium paid, less any withdrawals.

DEFERMENT OF DEATH            The payment of death benefits in excess of the
BENEFITS                      specified amount may be deferred: (a) for up to
                              6 months from the date requested if these benefits are based upon policy values which do not depend on the investment performance of the Separate
                              Account or (b) otherwise, for any period during which the New York Stock Exchange is closed for trading (except for normal holiday closings) or when the Securities and Exchange Commission has determined that a state of emergency exists which may make such payment impractical.

PREMIUM PROVISIONS

INITIAL PREMIUM               The owner may choose a minimum initial Premium of
                              90% or 100% of the Guideline Single Premium (based on the initial specified amount).

L-8388

L-8388                                                                Page 6

ADDITIONAL PREMIUM            Payment of additional Premium of at least $1,000
                              will be permitted under the following
                              circumstances:

                              1. An additional Premium payment is required to maintain or reinstate coverage, as described in the GRACE PERIOD and REINSTATEMENT provisions.

                              2.   The Premium payment would not cause the
                                   policy to fail to meet the definition of life insurance under Section 7702 of the Internal Revenue Code ("Code").

                              We reserve the right to require satisfactory evidence of insurability before accepting any additional Premium that increases the death benefit. Premium which does not meet the tax qualification guidelines for life insurance under the Code will not be applied to the policy.

                              If there is current Debt on the policy, additional moneys will be considered additional premium, unless You state otherwise.

PLACE OF PAYMENT              All Premiums under this policy must be paid to Us
                              at Our home office or such other location as We may select. We will notify You and any other interested parties in writing of such other locations. Premiums received by an agent will be allocated only after We receive them.

PREMIUM ALLOCATION            The initial Premium will be allocated to the
                              Kemper Money Market Subaccount. upon issue. The
                              Subaccount value of the Kemper Money Market
                              Subaccount will be allocated to the Subaccounts, according to the Premium allocation shown in the policy specifications, on the Trade Date. You may temporarily allocate a portion of Your initial
                              Premium to any single Subaccount or to our Fixed
                              Account to be transferred to the Subaccounts under our automatic dollar cost averaging program. Only initial Premiums may be allocated to the Fixed
                              Account, and only for the purpose of subsequent transfers to the Subaccounts under our automatic dollar cost averaging program. If the Issue Date is the same as the Trade Date, the Premium will be immediately allocated to the Subaccounts.

GRACE PERIOD                  If the Net Surrender Value immediately proceeding
                              a Deduction Day is less than the monthly deduction for that month, a grace period of 61 days will be allowed for the payment, without evidence of insurability, of Premium payment or loan repayment equal to at least three monthly deductions.

                              This grace period will begin on the day We mail notice of the required payment to Your last known address.

                              If there is no current Debt on the policy, you paid 100% of the Guideline Single Premium as your Initial Premium, and payment is not received within the grace period, coverage under this policy will remain inforce, but the amount paid upon death of the insured after the grace period will be limited to the return of Your total Premiums paid less any prior partial withdrawals. The specified amount coverage can be restored according to the REINSTATEMENT provision below.

                              If there is any Debt on the policy, you paid 90% of the Guideline Single Premium as your Initial Premium, and payment is not received within the grace period, coverage under this policy will terminate at the end of the grace period in accordance with the NONFORFEITURE provisions.

                              If death of the Surviving Insured occurs within the grace period, any amount payable will be reduced by any unpaid monthly deductions.

REINSTATEMENT                 If coverage has been reduced because of
                              insufficient Net Surrender Value status as defined on Page 10 below, and has not been surrendered for its Net Surrender Value, it may be reinstated to the Specified Amount at any time within 3 years after entering that status. The policy may also be reinstated within 3 years of policy lapse if it has not been surrendered for its Net Surrender
                              Value. If one of the Lives Insured dies during the lapse, the policy will be re-issued as a single life permanent policy. Either type of reinstatement is subject to:

                              1.   receipt of evidence of insurability
                                   satisfactory to Us;

                              2. payment of enough Premium to pay the unpaid monthly deductions due during the last expired grace period;

                              3. payment of a minimum Premium sufficient to keep this policy in force for three months; and

                              4. payment of any Debt against this policy which existed at the date of termination of coverage.

                              The effective date of reinstatement of a policy will be the Deduction Day that coincides with or next follows the date the application for reinstatement is approved by Us.

                              The SUICIDE and CONTESTABILITY provisions will apply from the effective date of reinstatement.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT              The variable benefits under this policy are
                              provided through the KILICO Variable Separate
                              Account. This is called the Separate Account. The
                              Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this policy and may be allocated for certain other policies.

LIABILITIES OF SEPARATE       The assets equal to the reserves and other
ACCOUNT                       liabilities of the Separate Account will not be
                              charged with liabilities arising out of any other business We may conduct. If the assets of the Separate Account exceed the liabilities under the policies supported by the Separate Account, then the excess may be used to cover the liabilities of Our General Account. We will value the assets of the Separate Account on each Valuation Date.

SEPARATE ACCOUNT              On any Valuation Date, the Separate Account Value
VALUE                         is the sum of its Subaccount Values.

SUBACCOUNTS                   The Separate Account consists of several
                              Subaccounts as shown in the policy specifications.
                              We may, from time to time, combine or remove
                              Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account.

                              In such event, We may permit You to select other Subaccounts under this policy. However, the right to select any other Subaccount is limited by the terms and conditions We may impose such transactions.

SUBACCOUNT VALUE              On any Valuation Date, the Subaccount value in a
                              Subaccount equals:

                              1.   the Subaccount value on the previous
                                   Valuation Date multiplied by the investment experience factor for the end of the current Valuation Period; plus

                              2. any net Premiums received and allocated to the Subaccount during the current Valuation Period; plus

                              3. any amounts transferred to the Subaccount during the current Valuation Period; minus

                                                                          Page 7


L-8388

L-8388

                              4. the pro-rata portion of any monthly deduction charged to the Subaccount when the Valuation Period includes a Deduction Day; minus

                              5. any amounts transferred or withdrawn from the Subaccount during the current Valuation Period; minus

                              6. any amounts loaned from the Subaccount during the current Valuation Period.

FUND Each Subaccount of the Separate Account will buy shares of an investment company registered under the Investment Company Act of 1940 as an open-end diversified management investment company or shares of a separate series thereof. Each such investment company or series represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                              If We establish additional Subaccounts, each new Subaccount will invest in shares of an additional series or investment company. We may also substitute other investment companies.

RIGHTS RESERVED BY            We reserve the right, subject to compliance with
THE COMPANY                   the current law or as it may be changed in the
                              future:

                              1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                              2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                              3. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account.

                              4. To delete the shares of any of the portfolios of the Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of the Fund or the shares of another investment company or any other investment permitted by law; and

                              5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Fund in connection with the policies.

                              When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

ACCUMULATION UNIT             Each Subaccount has an accumulation unit value.
                              When Premiums or other amounts are allocated to a Subaccount, a number of units are purchased based on the accumulation unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                              The accumulation unit value for each subsequent Valuation Period is the investment experience factor for that period multiplied by the accumulation unit value for the immediately preceding Period. Each Valuation Period has a single accumulation unit value that is applied to each day in the period. The number of accumulation units will not change as a result of investment experience.

INVESTMENT EXPERIENCE         Each Subaccount has its own investment experience
                              factor. The investment experience of a Subaccount is calculated by applying the investment experience factor to the value in each Subaccount during the Valuation Period.

                              The investment experience factor of a Subaccount for a Valuation Period is determined by dividing
                              1. by 2. and subtracting 3. from the result, where:


                              1.   is the net result of:

                                   a.   the net asset value per share of the
                                        investment held in the Subaccount
                                        determined at the end of the current
                                        Valuation Period; plus

                                   b.   the per share amount of any dividend or
                                        capital gain distributions made by the
                                        investments held in the Subaccount, if
                                        the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                                   c.   a charge or credit for any taxes
                                        reserved for the current Valuation
                                        Period which We determine resulted from
                                        the investment operations of the
                                        Subaccount;

                              2.   is the net asset value per share of the
                                   investment held in the Subaccount, determined at the end of the last Valuation Period;

                              3. is the factor representing the Mortality and Expense Charge, stated in the policy specifications, for the number of days in the Valuation Period.

NONFORFEITURE PROVISIONS

CASH VALUE                    The Cash Value of this policy is equal
                              to the sum of the Separate Account Value, plus the Loan Account Value, plus the Fixed Account
                              Value.

MONTHLY DEDUCTION             On each Deduction Day, a monthly deduction will be
                              made equal to the sum of the following:

                              1. the monthly cost of insurance charge for this policy; plus

                              2.   the monthly charge for any riders; plus

                              3.   the monthly Administration Charge; plus

                              4.   the monthly Tax Charge.

                              The monthly deduction will be deducted from the Subaccounts and Fixed Account in proportion to the value that each Subaccount and Fixed Account bears to the Separate Account Value plus the Fixed Account Value.

COST OF INSURANCE             We calculate the cost of insurance on each
                              Deduction Day.

                              The maximum cost of insurance charge equals a. times the result of b. minus c. where:

                              a. is the maximum cost of insurance rate per $1,000 for the initial specified amount;

                              b.   is the death benefit; and

                              c.   is the cash value.





L-8388                                                                    Page 9

L-8388

COST OF INSURANCE             The cost of insurance rate is based on the
RATE                          insured's sex, issue age, coverage year, and
                              rate class. The cost of insurance is also based on whether 90% or 100% of the Guideline Single
                              Premium has been paid at issue.

                              Any change in the cost of insurance rate will be on a uniform basis for all insureds of the same: 1. sex; 2. attained age at start of coverage; 3. coverage year; and 4. rate class. However, the cost of insurance rates will not exceed those shown in the Table of Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 multiplied by any rate class percent over 100.

                              These rates are found in the policy
                              specifications. These rates are based on the Commissioners 1980 Standard Ordinary Smoker and Nonsmoker Mortality Tables, Age Last Birthday.

RIDERS                        The monthly charges for any riders are
                              shown in the policy specifications.

MORTALITY AND EXPENSE         The Mortality and Risk Charge, Administration
RISK CHARGE, ADMINISTRATIVE   Charge, Tax Charge, and Annual Records Maintenance
CHARGE, TAX CHARGE, AND       Charge are shown in the policy specifications.
ANNUAL RECORDS MAINTENANCE
CHARGE


INSUFFICIENT NET              This policy will enter the insufficient net
SURRENDER VALUE               surrender value status as provided in the GRACE
STATUS                        PERIOD provision if the Net Surrender Value
                              immediately preceding a deduction is:

                              1. insufficient to cover the monthly deduction, and

                              2. no Premium payment or loan payment sufficient to cover at least three monthly deductions is received before the end of the grace period.

                              Any monthly deduction after entering insufficient net surrender value status will not be considered a reinstatement of this policy.

TRANSFER, WITHDRAWAL
AND LOAN PROVISIONS

TRANSFERS                     You may direct the transfer of all or part of one
                              Subaccount's value to another Subaccount.

                              Transfers will be subject to the following conditions:

                              1. The minimum amount which may be transferred is $100 or, if smaller, the remaining value in a Subaccount;

                              2.   No partial transfer will be made if the
                                   remaining value of any Subaccount will be less than $500 unless the transfer will eliminate Your interest in such account;

                              3.   We reserve the right to charge $25 for
                                   each transfer in excess of 12 in a Policy
                                   Year.

                              Any transfer request must clearly specify:

                              1.   the amount which is to be transferred; and

                              2.   the names of the Subaccounts which are
                                   affected.

                              We will only honor a telephone transfer request if a properly executed telephone transfer authorization is on file with Us. Such request for a transfer must comply with the conditions of the authorization.

                              We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

WITHDRAWALS                   You may withdraw all or part of the Cash Value
                              that remains after We subtract any withdrawal charge. We must receive a written request that indicates the amount of the withdrawal from each Subaccount or Fixed Account. You must return the policy to Us if You elect a total withdrawal.

                              Withdrawals are subject to the following conditions:

                              1. Each withdrawal must be at least the minimum withdrawal amount stated in the policy specifications or the value that remains in the Subaccount or Fixed Account if smaller;

                              2.   A minimum of $500 must remain in the
                                   Subaccount or Fixed Account after You make a withdrawal unless the Subaccount or Fixed Account is eliminated by such withdrawal;

                              3. A minimum amount of net surrender value as stated in the policy specifications must remain in the Policy after You make a withdrawal.

                              4.   The maximum You may withdraw from any
                                   Subaccount or Fixed Account is the value of the Subaccount or Fixed Account less the amount of any withdrawal charge.

                              5. Any withdrawal amount You request will be increased by the withdrawal charge.

EFFECT OF A                   The Cash Value will be reduced by the amount
WITHDRAWAL                    of the withdrawal. The specified amount will
                              be reduced proportional to the reduction in Cash Value due to the partial withdrawal. We will not permit a withdrawal if it will decrease the specified amount to less than the Minimum Specified Amount stated in the Policy Specifications.

WITHDRAWAL CHARGES            Withdrawal charges are shown in the policy
                              specifications.

                              Any amount withdrawn which is not subject to a withdrawal charge will be considered a "free partial withdrawal," as referenced in the policy specifications.

POLICY LOANS                  Policy loans may be made any time.  We will lend
                              up to a maximum loan amount of 90% of the policy's
                              Cash Value less any applicable withdrawal charges.
                              The amount of any new loan may not exceed the maximum loan amount less Debt on the date the loan is granted. The Preferred Loan portion of a loan will be determined on the date the loan is made, and will not be subsequently redetermined. The minimum amount of a loan is $1,000.

                              On the date the loan is made, an amount equal to the loan will be transferred from the Subaccounts to the Loan Account held in the General Account until the loan is repaid. Unless directed otherwise, the loaned amount will be deducted from the Subaccount in proportion to the values that each Subaccount bears to the Separate Account Value. Should the Debt equal or exceed the Surrender Value, this policy will be subject to the GRACE PERIOD provisions.

                              Cash values derived from Premium received by Us in the form of a check or draft will not be available for loans until 30 days after deposit of such check or draft.

POLICY LOAN INTEREST          The loan interest rate stated in the policy
                              specifications, and will be compounded daily.
                              Interest not paid will be charged on a daily basis and will be added to the Debt on this policy and bear interest at the same rate.



L-8388                                                                  Page 11

L-8388

                              During the existence of a loan, the Loan Account Value will earn interest at the guaranteed rate stated in the policy specifications. We may credit a higher rate on the portion of the Loan Account Value attributable to a Preferred Loan. Interest will be earned on a daily basis and will be added to the Loan Account.

                              If an Internal Revenue Code Section 1035(a) exchange takes place that has an outstanding loan at the time of transfer, the difference between the Cash Value and the total of all Premiums paid under the exchanged policy is considered a Preferred Loan.

POLICY LOAN REPAYMENT         A Debt may be repaid in full or in part at any
                              time while this policy is in force.

                              As Debt is paid, the Loan Account Value equal to the amount of repayment which exceeds the difference between interest due and interest earned will be allocated to the Subaccounts according to the then current Premium allocation instructions. Loan repayments will be considered repayment of Preferred Loans last.

EFFECTS OF POLICY             The Debt on this policy, along with the withdrawal
LOANS                         charge will reduce the amount of Cash Value
                              payable upon surrender. The Debt on this policy will also reduce the amount of Cash Value available for withdrawal. The death benefit payable to the beneficiary upon the death of the Surviving Insured will also be reduced by the amount of Debt.

TRANSFER, WITHDRAWAL          We will redeem the necessary number of
AND LOAN PROCEDURES           accumulation units to achieve the dollar amount
                              requested plus any applicable charges when the withdrawal, transfer or loan is made from a Subaccount. We will reduce the number of accumulation units credited in each Subaccount by the number of accumulation units redeemed. The reduction in the number of accumulation units is determined based on the accumulation unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date We receive the request, except as provided below.

DEFERMENT OF WITH-            If the withdrawal, transfer or loan is to be made
DRAWAL TRANSFER OR            from a Subaccount, We may suspend the right of
LOAN                          withdrawal or transfer or delay payment more than
                              seven calendar days:

                              1. during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings;

                              2. when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the accumulation unit value is not practical; or

                              3. for such other periods as the Securities and Exchange Commission by order may permit for protection of owners.

SETTLEMENT OPTIONS

                              The Owner, or beneficiary at the death of the Surviving Insured, if no election by the Owner is in effect, may elect to have all of the Net Surrender Value or Death Benefit of this policy paid in a lump sum or have the amount applied to one of the settlement options noted below.

                              The beneficiary may elect to have the death benefit distributed as stated in Option 1 for a period not to exceed the beneficiary's life expectancy; or Options 2, or 3 based upon the life expectancy of the beneficiary as prescribed by federal regulations. The beneficiary must make this choice within sixty days of the time we receive due proof of death. An option can not be changed after the first of such payments is made.

                              Payments must be made to a natural person, referred to below as "payee." If the beneficiary is not a natural person, the beneficiary must elect that the entire death benefit be distributed within five years of your death. Distribution of the death benefit must start within one year after your death. It may start later if prescribed by federal regulations.

                              If the total death benefit proceeds are applied under one of the settlement options, this contract must be surrendered to us.

                              Payments for all options are derived from the applicable tables. Current annuity rates will be used if they produce greater payments than those shown in the policy. The age in the tables is the age payee on the last birthday before the first payment is due.

                              The option selected must result in a periodic payment equivalent to at least $20 per month when annuity payments begin. If the annuity option selected or otherwise applied should result in a periodic payment less than the minimum required on the date payments are scheduled to begin, we reserve the right to make a lump sum payment in satisfaction of our obligation to the payee under the policy.

ELECTION OF SETTLEMENT        Election of a settlement option may be made by
OPTIONS                       written notice to Us.


                              This election may be made:

                              1.   by You during the lifetime of the insured;
                              2. by the beneficiary if no election made by You is in effect at the time of the death of the insured; or
                              3. by the beneficiary if You reserve the right to the beneficiary to change an election upon the death of the insured. Such change must be made prior to the first settlement option payment.

                              An election in effect during the lifetime of the insured will be revoked by a subsequent change of beneficiary or an assignment of this policy unless provided otherwise.

OPTION 1

FIXED INSTALLMENT             We will make monthly payments for a fixed number
ANNUITY                       of installments. Payments must be made for at
                              least 5 years, but not more than 30 years. Upon the payee's death, if the beneficiary is a natural person, we will automatically continue payments for the remainder of the certain period to the beneficiary. If the beneficiary is either an estate or trust we will pay the discounted value of the remaining payments in the specified period based on the discount rate stated in the supplemental contract.

OPTION 2

LIFE ANNUITY                  We will make monthly payments while the payee is
                              alive.

OPTION 3

LIFE ANNUITY WITH INSTAL-     We will make monthly payments for a guaranteed
LMENTS GUARANTEED             period and thereafter while the payee is alive.
                              The guaranteed period must be selected at the time the annuity option is chosen. The guaranteed periods available are 5, 10, 15 and 20 years. If, at the death of the payee, payments have been made for less than five, ten, fifteen or twenty years as elected, and the beneficiary is a natural person, we will automatically continue payments for the remainder of the elected period to the beneficiary. If the beneficiary is either an estate or trust, we will pay the discounted value of the remaining payments in the specified period based on the discount rate stated in the supplemental contract.




L-8388                                                                  Page 13

L-8388
                                                                         Page 14

OPTION 4

JOINT AND SURVIVOR            We will pay the full monthly income while both
ANNUITY                       payees are alive. Upon the death of either payee,
                              we will continue to pay the surviving payee a percentage of the original monthly payment. The percentage payable to the surviving payee must be selected at the time the annuity option is chosen.
                              The percentages available are 50%, 66 2/3%, 75% and 100%.

OTHER OPTIONS
                              We may make other settlement options available. Payments are also available on a quarterly, semi-annual or annual basis.

VARIABLE PAYOUT               If a variable payout option is selected, the
OPTIONS                       monthly annuity payment will reflect the
                              investment performance of the Subaccounts in accordance with the allocation of the lump sum distribution allocated to those Subaccounts.

                              Allocations will not be changed thereafter, except as provided in the TRANSFERS DURING THE PAYOUT PERIOD provision.

                              The first monthly annuity payment is based on the guaranteed annuity option shown in the Annuity Option Table. You may elect any option available.

                              The dollar amount of the subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of annuity units per payment will remain fixed for each Subaccount.

                              The number of annuity units for each Subaccount is calculated by dividing a. by b. where:

                              a. is the portion of the initial monthly payment that can be attributed to that Subaccount; and

                              b. is the annuity unit value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                              Monthly payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times b. where:

                              a. is the number of annuity units per payment in each Subaccount; and

                              b. is the annuity unit value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                              After the first payment, we guarantee that the dollar amount of each annuity payment will not be affected adversely by actual expenses or changes in mortality experience from the expense and mortality assumptions on which we based the first payment.

ANNUITY UNIT VALUE            The value of an annuity unit for each Subaccount
                              at the end of any subsequent Valuation Period is determined by multiplying the result of a. times
                              b. by c.

                              a. is the annuity unit value for the immediately preceding Valuation Period; and

                              b.   is the net investment factor for the
                                   Valuation Period for which the annuity unit value is being calculated; and

                              c.   is the interest factor of .99993235 per
                                   calendar day of such subsequent Valuation
                                   Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table.

                              The net investment factor for each Subaccount for any Valuation Period is determined by dividing a. by b. where:

                              a.   is the value of an annuity unit of the
                                   applicable Subaccount as of the end of the current Valuation Period plus or minus the per share credit or charge for taxes reserved; and

                              b.   is the value of an annuity unit of the
                                   applicable Subaccount as of the end of the immediately preceding Valuation Period, plus or minus the per share credit or charge for taxes reserved.


FIXED PAYOUT OPTION           If a fixed payout option is chosen, your payment
                              will be fixed in an amount throughout the payout period. We determine the amount of your fixed payment by multiplying the amount applied to the option by a rate determined by Us which is not less than the rate specified in the Settlement
                              Option Tables below. The amount of the payment will not change throughout the payout period.



TRANSFERS DURING              During the payout period, the payee may choose to
THE PAYOUT PERIOD             change the Subaccounts or the relative weighting
                              of the Subaccounts on which variable payments are based, or the relative proportions of fixed and variable payments. A transfer may be made subject to the following:

                              1. The payee must send us a written notice in a form satisfactory to us;

                              2. One transfer is permitted each twelve month period from the date of the first annuity payment. We must receive notice of any such transfer at least thirty days prior to the effective date of the transfer;

                              3. A payee may not base variable payments on more than three Subaccounts after any transfer;

                              4. At least $1,000 of annuity unit value or annuity reserve value must be transferred from a Subaccount or from the General Account; and

                              5. At least $1,000 of annuity unit value or annuity reserve value must remain in the account from which the transfer was made.

                              When a transfer is made between Subaccounts, the number of annuity units per payment attributable to a Subaccount to which a transfer is made is equal to a. multiplied by b. divided by c., where:

                              a. is the number of annuity units per payment in the Subaccount from which transfer is being made;

                              b. is the annuity unit value for the Subaccount from which the transfer is being made; and

                              c. is the annuity unit value for the Subaccount to which transfer is being made.

                              When a transfer is made from the General Account to a Subaccount, the number of annuity units per payment attributable to a Subaccount to which transfer is made is equal to a. divided by b., where:

                              a. is the General Account annuity amount per payment being transferred; and

                              b. is the annuity unit value for the Subaccount to which the transfer is being made.

L-8388

L-8388

                              The amount of money allocated to the General
                              Account in case of a transfer from a Subaccount equals the annuity reserve for the payee's interest in such Subaccount. The annuity reserve is the product of a. multiplied by b. multiplied by c. where:

                              a. is the number of annuity units representing the payee's interest in such Subaccount per annuity payment;

                              b.   is the annuity unit value for such
                                   Subaccount; and

                              c. is the present value of $1.00 per payment period using the attained age(s) of the payee(s) and any remaining guaranteed payments that may be due at the time of the transfer.

                              Money allocated to the General Account upon such transfer will be applied under the same annuity payout option as originally elected. Guaranteed period payments will be adjusted to reflect the number of guaranteed payments already made. If all guaranteed payments have already been made, no further payments will be guaranteed.

                              All amounts and annuity unit values are determined as of the end of the Valuation Period preceding the effective date of the transfer.

                              We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

SUPPLEMENTARY                 A supplementary agreement will be issued to
AGREEMENT                     reflect payments that will be made under a
                              settlement option. If payment is made as a death benefit distribution, the effective date will be the date of death. Otherwise, the effective date will be the date chosen by the Owner.

DATE OF FIRST PAYMENT         Interest will start to accrue on the effective
                              date of the Supplementary Agreement. If the normal effective date is the 29th, 30th, or 31st of the month, the effective date will be the 28th day of the that month.

EVIDENCE OF AGE, SEX          We may require satisfactory evidence of the age,
AND SURVIVAL                  sex and the continued survival of any person on
                              whose life the income is based.

MISSTATEMENT OF AGE           If the age or sex of the payee has been misstated,
OR SEX                        the amount payable under the annuity option
                              selected will be such as the lump sum applied would have purchased at the correct age or sex.
                              Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under the supplementary agreement for the option selected.

BASIS OF ANNUITY              The guaranteed payments are based on an interest
OPTIONS                       rate of 2.50% per year and, where mortality is
                              involved, the "1983 Table a" individual annuity mortality table developed by the Society of Actuaries, projected using Projection Scale G. We may also make available variable annuity payment options based on assumed investment rates other than 2.50%.

CREDITORS                     The proceeds of this policy and any payment under
                              an annuity option will be exempt from the claim of creditors and from legal process to the extent permitted by law.

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - FIXED INSTALLMENT ANNUITY

Number                        Number                       Number                          Number
of years       Monthly        of years     Monthly         of years       Monthly          of years        Monthly
selected       Payment        selected     Payment         selected       Payment          selected        Payment
-------------- ----------- -- ------------ --------------- -------------- -------------- - --------------- ----------------
5              17.69          12           8.01            19             5.48             26              4.33
6              14.92          13           7.48            20             5.27             27              4.22
7              12.94          14           7.03            21             5.08             28              4.11
8              11.46          15           6.64            22             4.90             29              4.02
9              10.31          16           6.29            23             4.74             30              3.92
10             9.39           17           5.99            24             4.59
11             8.64           18           5.72            25             4.46

OPTION TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED:

Age of            MONTHLY PAYMENTS GUARANTEED                         Age of            MONTHLY PAYMENTS GUARANTEED
Male                                                                  Female
Payee         NONE       60         120        180        240         Payee      NONE       60         120        180         240
55            4.17       4.16       4.13       4.06       3.96        55         3.87       3.86       3.84       3.81        3.75
56            4.27       4.25       4.21       4.14       4.03        56         3.95       3.94       3.92       3.88        3.82
57            4.36       4.35       4.30       4.22       4.09        57         4.03       4.02       4.00       3.95        3.88
58            4.46       4.45       4.40       4.30       4.16        58         4.11       4.11       4.08       4.03        3.95
59            4.57       4.55       4.50       4.39       4.22        59         4.21       4.20       4.17       4.11        4.01
60            4.69       4.67       4.60       4.48       4.29        60         4.30       4.29       4.26       4.19        4.08
61            4.81       4.79       4.71       4.57       4.36        61         4.41       4.40       4.35       4.28        4.15
62            4.94       4.92       4.83       4.66       4.43        62         4.52       4.50       4.46       4.37        4.23
63            5.09       5.05       4.95       4.76       4.49        63         4.64       4.62       4.56       4.46        4.30
64            5.24       5.20       5.08       4.86       4.56        64         4.76       4.74       4.68       4.56        4.37
65            5.40       5.35       5.21       4.96       4.62        65         4.90       4.87       4.80       4.66        4.45
66            5.57       5.52       5.35       5.06       4.69        66         5.04       5.01       4.93       4.77        4.52
67            5.75       5.69       5.49       5.17       4.75        67         5.19       5.16       5.06       4.87        4.59
68            5.95       5.87       5.64       5.27       4.81        68         5.36       5.32       5.20       4.98        4.66
69            6.15       6.07       5.80       5.37       4.86        69         5.53       5.49       5.35       5.10        4.73
70            6.38       6.27       5.96       5.48       4.91        70         5.72       5.68       5.51       5.21        4.80
71            6.61       6.49       6.12       5.58       4.96        71         5.93       5.87       5.67       5.33        4.86
72            6.86       6.72       6.29       5.68       5.00        72         6.15       6.08       5.85       5.44        4.92
73            7.13       6.96       6.47       5.77       5.04        73         6.39       6.31       6.03       5.56        4.97
74            7.42       7.21       6.64       5.86       5.08        74         6.65       6.55       6.21       5.67        5.02
75            7.72       7.48       6.82       5.95       5.11        75         6.93       6.81       6.41       5.78        5.06
76            8.05       7.76       7.00       6.03       5.14        76         7.24       7.08       6.60       5.88        5.10
77            8.40       8.06       7.18       6.11       5.17        77         7.57       7.38       6.80       5.98        5.13
78            8.77       8.37       7.35       6.18       5.19        78         7.92       7.69       7.01       6.07        5.16
79            9.18       8.69       7.53       6.25       5.20        79         8.31       8.02       7.21       6.15        5.18
80            9.60       9.03       7.70       6.31       5.22        80         8.72       8.37       7.41       6.23        5.20
81            10.06      9.38       7.86       6.36       5.23        81         9.17       8.74       7.61       6.30        5.22
82            10.55      9.74       8.02       6.41       5.24        82         9.66       9.13       7.80       6.35        5.23
83            11.07      10.12      8.17       6.45       5.25        83         10.20      9.54       7.98       6.41        5.24
84            11.63      10.50      8.32       6.49       5.26        84         10.77      9.96       8.15       6.45        5.25
85            12.22      10.89      8.45       6.52       5.26        85         11.39      10.40      8.31       6.49        5.26

OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY

Age of                                  Age of Female Payee
Male
Payee         55       60       65       70       75      80       85
55            3.49     3.66     3.81     3.93     4.02    4.08     4.12
60            3.61     3.83     4.05     4.24     4.40    4.52     4.59
65            3.69     3.97     4.28     4.57     4.84    5.05     5.20
70            3.76     4.09     4.47     4.89     5.31    5.67     5.95
75            3.80     4.17     4.63     5.16     5.75    6.34     6.83
80            3.83     4.23     4.73     5.37     6.14    6.99     7.80
85            3.84     4.26     4.80     5.51     6.44    7.55     8.75

Rates for ages not shown here will be provided upon request.


L-1551

SURVIVORSHIP, MODIFIED SINGLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY PAYABLE ON THE SECOND DEATH

NON-PARTICIPATING

TO THE EXTENT ALLOCATIONS ARE MADE TO THE SUBACCOUNTS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This is a legal contract between the owner and Kemper Investors Life Insurance Company.

READ YOUR POLICY CAREFULLY.

KEMPER INVESTORS LIFE INSURANCE COMPANY
1 Kemper Drive, Long Grove, Illinois  60049-0001



L-8388

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - FIXED INSTALLMENT ANNUITY

Number                     Number                  Number                   Number
of years       Monthly     of years    Monthly     of years     Monthly     of years    Monthly
selected       Payment     selected    Payment     selected     Payment     selected    Payment
5              17.69       12          8.01        19           5.48        26          4.33
6              14.92       13          7.48        20           5.27        27          4.22
7              12.94       14          7.03        21           5.08        28          4.11
8              11.46       15          6.64        22           4.90        29          4.02
9              10.31       16          6.29        23           4.74        30          3.92
10             9.39        17          5.99        24           4.59
11             8.64        18          5.72        25           4.46

OPTIONS TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED

                     MONTHLY PAYMENTS GUARANTEED

AGE          NONE         60           120           180          240
55           4.02         4.01         3.99          3.94         3.86
56           4.11         4.10         4.07          4.01         3.92
57           4.20         4.19         4.15          4.09         3.99
58           4.29         4.28         4.24          4.17         4.05
59           4.39         4.38         4.33          4.25         4.12
60           4.50         4.48         4.43          4.34         4.19
61           4.61         4.59         4.53          4.43         4.26
62           4.73         4.71         4.64          4.52         4.33
63           4.86         4.84         4.76          4.61         4.40
64           5.00         4.97         4.88          4.71         4.47
65           5.15         5.11         5.01          4.81         4.54
66           5.30         5.26         5.14          4.92         4.61
67           5.47         5.43         5.28          5.02         4.68
68           5.65         5.60         5.43          5.13         4.74
69           5.84         5.78         5.58          5.24         4.80
70           6.05         5.97         5.74          5.35         4.86
71           6.27         6.18         5.90          5.46         4.91
72           6.50         6.40         6.07          5.56         4.96
73           6.76         6.63         6.25          5.67         5.01
74           7.03         6.88         6.43          5.77         5.05
75           7.32         7.14         6.62          5.87         5.09
76           7.64         7.42         6.80          5.96         5.12
77           7.98         7.72         6.99          6.05         5.15
78           8.34         8.03         7.18          6.13         5.17
79           8.73         8.36         7.37          6.20         5.19
80           9.16         8.70         7.56          6.27         5.21
81           9.61         9.06         7.74          6.33         5.23
82           10.10        9.44         7.91          6.38         5.24
83           10.63        9.83         8.08          6.43         5.25
84           11.19        10.23        8.24          6.47         5.25
85           11.80        10.64        8.38          6.50         5.26

OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY


Age of                     Age of Secondary Payee
Primary
Payee        55         60         65         70         75         80        85
55           3.51       3.64       3.76       3.85       3.92       3.96      3.99
60           3.64       3.84       4.02       4.18       4.29       4.38      4.43
65           3.76       4.02       4.29       4.54       4.75       4.90      5.00
70           3.85       4.18       4.54       4.91       5.25       5.53      5.74
75           3.92       4.29       4.75       5.25       5.77       6.26      6.64
80           3.96       4.38       4.90       5.53       6.26       7.00      7.69
85           3.99       4.43       5.00       5.74       6.64       7.69      8.76

Rates for ages not shown here will be provided upon request.



L-1552

                                                            [ZURICH KEMPER LOGO]



ENDORSEMENT

This Endorsement forms a part of the attached contract. The effective date of this Endorsement is the effective date of this contract.

All references throughout this contract to the sex of a person used in the calculation of benefits are deleted from this contract.

Except as modified herein, all terms and conditions of the contract remain unchanged.

IN WITNESS WHEREOF, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.



    /s/ Debra P. Rezabek                           /s/ John B. Scott
          Secretary                                    President




Form L-9006 (9/88)